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                                                                                                                       Exhibit 99.3

                                                               PFS BANCORP, INC.
                                                                STOCK ORDER FORM

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                                            STOCK INFORMATION CENTER                 EXPIRATION DATE
                                                                                 for Stock Order Forms:
                                                 AURORA, INDIANA                        _____, 2001
                                                (812) ___-_____               12:00 Noon, Eastern Daylight Time
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IMPORTANT-PLEASE NOTE: A properly completed original stock order form must be used to subscribe for common stock. Faxes or copies of this form will not be accepted. Please read the Stock Ownership Guide and Stock Order Form Instructions as you complete this form.
The minimum purchase is 25 shares and the maximum purchase is 15,000 shares.
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(1) NUMBER OF SHARES                                    SUBSCRIPTION PRICE                          (2) TOTAL PAYMENT DUE

    -------------------                                                                            --------------------------------
                                   x                          $10.00                   =            $
    -------------------                                                                            --------------------------------

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/ / (3) METHOD OF PAYMENT/CHECK                      CHECK AMOUNT                    (5) PURCHASER INFORMATION
    Enclosed is a check, bank draft or money                                          a.   Eligible Account Holder - Check here if
    order made payable to Peoples Federal                                                  you were a depositor of at least $50.00
    Savings Bank in the amount of:                                                         at Peoples Federal on December 31, 1999.
------------------------------------------------------------------                    b.   Supplemental Eligible Account Holder -
(4) METHOD OF PAYMENT/WITHDRAWAL                                                           Check here if you were a depositor of at
    The undersigned authorizes withdrawal from the following                               least $50.00 at Peoples Federal on June
    account(s) at Peoples Federal. There is no penalty for early                           30, 2001 but are not an Eligible Account
    withdrawal for purposes of this payment. Do not list IRA Accounts                      Holder.
    for withdrawal payments. If you wish to use funds from a Peoples                  c.   Other Member - Check here if you were a
    Federal IRA Account, you must first contact the Stock Information                      depositor or borrower at Peoples Federal
    Center by ____________, 2001.                                                          on __________, 2001 but are not an
                                                                                           Eligible Account Holder or a
                                                                                           Supplemental Account Holder.
                                                                                      d.   Check here if you are not a Peoples
                                                                                           Federal depositor, but are a resident of
                                                                                           Dearborn, Switzerland or Ohio, County,
                                                                                           Indiana.

ACCOUNT NUMBER(S)                      WITHDRAWAL AMOUNT(S)                ACCOUNT TITLE (NAMES ON ACCOUNTS)       ACCOUNT NUMBER(S)
-----------------------------------------------------------                ---------------------------------------------------------
                                       $
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                   TOTAL WITHDRAWAL AMOUNT  $
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                                                                           PLEASE NOTE: PLEASE LIST ANY ACCOUNT TITLES OR ACCOUNT
                                                                           NUMBERS NOT LISTED ABOVE. FAILURE TO LIST ALL YOUR
                                                                           ACCOUNTS MAY RESULT IN THE LOSS OF PART OR ALL OF YOUR
                                                                           SUBSCRIPTION RIGHTS.

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(6) STOCK REGISTRATION/FORM OF STOCK OWNERSHIP
/ /  Individual                          / / Joint Tenants               / / Tenants in Common                / / Fiduciary
                                                                                                                  (Under Agreement
                                                                                                                  Dated ___________)
/ /  Individual Retirement Account (IRA) / / Corporation or Partnership  / / Uniform Transfer to Minors Act   / / Other ____________

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(7) NAME(S) IN WHICH STOCK IS TO BE REGISTERED (PLEASE PRINT CLEARLY)                   Social Security # or Tax ID
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Name(s) continued
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Street Address                                                                                     County
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(8) TELEPHONE INFORMATION (Daytime)          City                                           State               Zip Code
-----------------------------------       --------------------------------------        ----------------       ---------------------

-----------------------------------       --------------------------------------        ----------------       ---------------------

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/ / (9) NASD AFFILIATION                                                                      / / (10) ASSOCIATE - ACTING IN CONCERT
Check here if you are a member of the National Association of Securities                          Check here if you or any associate
Dealers, Inc. ("NASD"), a person associated with an NASD member, a member of the                  (as defined in the Item 10
immediate family of any such person to whose support such person contributes. To                  Instructions) or persons acting in
comply with conditions under which an exemption from the NASD's Interpretation                    concert with you have submitted
With Respect to Free-Riding and Withholding is available, you agree, if you have                  other orders for shares in the
checked the NASD Affiliation box, (i) not to sell, transfer or hypothecate the                    Subscription and/or Community
stock for a period of 90 days following issuance, and (ii) to report this                         Offerings.
subscription in writing to the applicable NASD member within one day of payment therefor.

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(11) ACKNOWLEDGMENT
To be effective, this fully completed Stock Order Form together with payment or proper withdrawal authorization must be actually received by Peoples Federal no later than 12:00 Noon, Eastern Daylight Time, on ______, 2001, unless extended; otherwise this Stock
Order Form and all subscription rights will be void. All rights exercisable hereunder are not transferable and shares purchased upon exercise of such rights must be purchased for the account of the person exercising such rights.
It is understood that this Stock Order Form will be accepted in accordance with, and subject to, the terms and conditions of the
Plan of Conversion ("Plan") from a mutual savings bank to a stock savings bank, whereby Peoples Federal will become a wholly-owned subsidiary of PFS Bancorp, Inc. as described in the accompanying Prospectus. If the Plan is not approved by the members of Peoples
Federal at a Special Meeting to be held on __________, 2001 or any adjournment thereof, all orders will be canceled and funds received as payment, with accrued interest, will be returned promptly. The undersigned agrees that after receipt by Peoples Federal, this Stock Order Form may not be modified, withdrawn or canceled (unless the offering is not completed within 45 days after the completion of the Subscription Offering) without Peoples Federal's consent, and if authorization to withdraw from deposit accounts at Peoples Federal has been given as payment for shares, the amount authorized for withdrawal shall not otherwise be available for withdrawal by the undersigned.
Under penalty of perjury, I certify that the Social Security or Tax ID Number and the other information provided under number 7 of this Stock Order Form are true, correct and complete, that I am not subject to back-up withholding, that I am purchasing for my own account and that there is no agreement or understanding regarding the transfer of my subscription rights or the sale or transfer of these shares.
Applicable regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer, the legal or beneficial ownership of subscription rights, or the underlying securities to the account of another. I acknowledge that the common stock offered is not a savings or deposit account, is not insured by the Savings Association Insurance Fund, the
Bank Insurance Fund, the Federal Deposit Insurance Corporation, or any other government agency, may lose value and is not guaranteed by Peoples Federal.
A VALID STOCK ORDER FORM MUST BE SIGNED AND DATED BELOW AND ON THE FORM OF CERTIFICATION ON THE REVERSE HEREOF.

Signature                           Date              Signature                           Date              ------------------------
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                                                                                                            Date Rec'd______________
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                                                                                                            Category________________

                                                                                                            Other________ Batch_____

A SIGNED FORM OF CERTIFICATION MUST ACCOMPANY ALL STOCK ORDER FORMS (SEE REVERSE SIDE)                      Deposit_________________

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             A VALID STOCK ORDER FORM MUST BE SIGNED AND DATED BELOW
                         AND ON THE FRONT OF THIS FORM.

                              FORM OF CERTIFICATION

    I/WE ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR SAVINGS ACCOUNT AND IS NOT FEDERALLY INSURED, AND IS NOT GUARANTEED BY PEOPLES FEDERAL SAVINGS BANK OR BY THE FEDERAL GOVERNMENT.

    I/We further certify that, before purchasing the common stock, par value $.01 per share, of PFS Bancorp, Inc., I/we received the Prospectus dated ___________, 2001 (the "Prospectus").

    The Prospectus that I/we received contains disclosure concerning the nature of the security being offered and describes the risks involved in the investment, including but not limited to:

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     1.  Higher Interest Rates Would Hurt Our Profitability.................................................................9
     2.  Our Low Return on Equity May Cause Our Common Stock Price to Decline...............................................9
     3.  Our Future Growth May Be Limited If We Are Unable to Establish New Branch Offices..................................9
     4.  We Face Strong Competition in Dearborn, Ohio and Switzerland Counties, Indiana
         Which May Adversely Impact Our Profitability.......................................................................9
     5.  Our Stock Value May Suffer from Anti-Takeover Provisions
         That May Impede Potential Takeovers...............................................................................10
     6.  We Intend to Remain Independent Which May Mean You Will Not Receive
         a Premium for Your Common Stock...................................................................................11
     7.  Our Employee Stock Benefit Plans Will Increase Our Costs..........................................................11
     8.  Our Employee Stock Benefit Plans May Be Dilutive..................................................................11
     9.  The Contribution to the PFS Community Foundation Means Your Total Ownership Interest
         Will Be 2.0% Less After the Contribution..........................................................................11
     10. The Contribution to the PFS Community Foundation May Not Be Tax Deductible Which Could
         Negatively Impact Our Profits.....................................................................................11
     11. The Establishment of PFS Community Foundation Will Negatively Impact Our Profits
         For the Fiscal Year 2002..........................................................................................12
     12. An Increase in the Offering Range Would Be Dilutive...............................................................12
     13. Our Valuation Is Not Indicative of the Future Price of Our Common Stock...........................................12
     14. Due to Possible Continued Market Volatility Our Stock Price May Decline After the Offering........................12
     15. Limited Market for Our Common Stock May Lower Our Market Price....................................................13
     16. Exercise of Subscription Rights May Be Taxable....................................................................13
     17. If We Are Unable to Make Technological Advances, Our Ability to Successfully Compete
         May Be Reduced....................................................................................................13
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Signature                                            Date                     Signature                                    Date
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Name (Please Print)                                                           Name (Please Print)
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(NOTE: IF SHARES ARE TO BE HELD JOINTLY, BOTH PARTIES MUST SIGN)
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    EXECUTION OF THIS CERTIFICATION FORM WILL NOT CONSTITUTE A WAIVER OF ANY
    RIGHTS THAT A PURCHASER MAY HAVE UNDER THE FEDERAL SECURITIES LAWS,
    INCLUDING THE SECURITIES ACT OF 1933 AND THE SECURITIES EXCHANGE ACT OF
    1934.


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                                STOCK ORDER FORM
                             INSTRUCTIONS AND GUIDE

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STOCK OWNERSHIP GUIDE
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INDIVIDUAL

Include the first name, middle initial and last name of the shareholder. Avoid the use of two initials. Please omit words that do not affect ownership rights, such as "Mrs.", "Mr.", "Dr.", "special account", "single person", etc.

JOINT TENANTS WITH RIGHTS OF SURVIVORSHIP

Joint tenants with rights of survivorship may be specified to identify two or more owners When stock is held by joint tenants with rights of survivorship, ownership is intended to pass automatically to the surviving joint tenant(s) upon the death of any joint tenant. All parties must agree to the transfer or sale of shares held by joint tenants.

TENANTS IN COMMON

Tenants in Common may also be specified to identify two or more owners. When stock is held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common.

UNIFORM TRANSFER TO MINORS

Stock may be held in the name of a custodian for a minor under the Uniform Transfer to Minors Act of each State. There may be only one custodian and one minor designated on a stock certificate. The standard abbreviation for Custodian is "CUST" while the Uniform Transfer to Minors Act is "Unif Trans Min Act." Standard U.S. Postal Service Abbreviations should be used to describe the appropriate state. For example, stock held by John Doe as custodian for Susan Doe under the Indiana Uniform Transfer to Minors Act will be abbreviated John Doe, CUST Susan Doe, Unif Trans Min Act, IN (use minor's social security number).

FIDUCIARIES

Information provided with respect to stock to be held in a fiduciary capacity must contain the following:

     o The name(s) of the fiduciary. If an individual, list the first name, middle initial and last name. If a corporation, list the full corporate title (name). If an individual and a corporation, list the corporation's title before the individual.

     o The fiduciary capacity, such as administrator, executor, personal representative, conservator, trustee, committee, etc.

     o A copy and description of the document governing the fiduciary relationship, such as living trust agreement or court order. Without documentation establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

     o The date of the document governing the relationship except that the date of a trust created by a will need not be included in the description.

     o The name of the maker, donor or testator and the name of the beneficiary.

An example of fiduciary ownership of stock in the case of a trust is: John Doe Trustee Under Agreement Dated 10- 1-87 for Susan Doe.

You may mail your completed Stock Order Form in the envelope that has been provided, or you may deliver your Stock Order Form to Peoples Federal. If you are purchasing in the Subscription Offering, your Stock Order Form, properly completed, and payment in full (or withdrawal authorization) must be received by Peoples Federal no later than 12:00 noon, Eastern Daylight Time, on ________, 2001. Stock Order Forms shall be deemed received only upon actual receipt at Peoples Federal's main office.

If you need further assistance, please call the Stock Information Center at
(812) ___-____. We will be pleased to help you with the completion of your Stock Order Form or answer any questions you may have about the Stock Offering.


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ITEM INSTRUCTIONS
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ITEMS 1 AND 2 - Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares purchased by the Purchase Price of $10.00 per share. The minimum purchase is 25 shares (or $250). The maximum purchase is 15,000 shares (or $150,000).

ITEM 3 - Payment for shares may be made in cash (only if delivered by you in person) or by check, bank draft or money order made payable to Peoples Federal Savings Bank. Your funds will earn interest at Peoples Federal's passbook rate until the conversion is completed or terminated. DO NOT MAIL CASH TO PURCHASE STOCK! Please check this box if your method of payment is by cash, check, bank draft or money order.

ITEM 4 - If you pay for your stock with a withdrawal from a deposit account at Peoples Federal, insert the account number(s) and the amount of your withdrawal authorization for each account. The total amount withdrawn should equal the amount of your stock purchase and should not exceed the balance in the account available at the time of purchase. There will be no penalty assessed for early withdrawals from certificate accounts used for stock purchases. This form of payment may not be used with Individual Retirement Accounts (IRA). Please contact the Stock Information Center by _______, 2001 for information regarding purchases from an IRA.

ITEM 5 - IMPORTANT Please check the appropriate box depending on whether you: a) were a depositor at Peoples Federal with at least $50.00 on deposit at the close of business on December 31, 1999, b) were a depositor at Peoples Federal with at least $50.00 on deposit at the close of business on June 30, 2001, c) were a depositor or borrower at Peoples Federal with accounts open at the close of business on ________, 2001 or d) are a resident of Dearborn, Ohio or Switzerland Counties, Indiana.

ITEMS 6, 7 AND 8 - The stock transfer industry has developed a uniform system of shareholder registration that we will use in the issuance of your common stock. Please complete items 6, 7 and 8 as fully and accurately as possible, and be certain to supply your social security number or tax identification number and your daytime and evening telephone number should we have any questions regarding your stock order. If you have questions as to how you should best register your stock, please consult your legal advisor. Stock ownership must be registered in one of the ways described under "Stock Ownership Guide."

ITEM 9 - Please check this box if you are a member of the NASD or if this item otherwise applies to you.

ITEM 10- Please check this box if you or any of your associates have submitted other orders for PFS Bancorp, Inc. stock. "Associate" is defined as (i) any corporation or organization (other than PFS Bancorp, Inc. or a wholly- owned subsidiary of PFS Bancorp, Inc.) or which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities; (ii) any trust or other estate in which such person has a substantial beneficial ownership or as to which such person serves as a trustee or in a similar fiduciary capacity; except for any tax-qualified or non-tax qualified employee stock benefit plan; and (iii) any relative or spouse of such person, or any relative of such spouse, who either has the same home as such person or who is a trustee or officer of Peoples Federal, PFS Bancorp, Inc. or any subsidiaries thereof.

ITEM 11- Please sign and date the Stock Order Form on both the front and back where indicated. Review the form carefully before you sign, including the acknowledgment and certification forms. Normally one signature is required on each side. Additional signatures are required only when payment is to be made from a deposit account requiring multiple signatures for withdrawal.